UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2005

WENDY'S INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-08116	31-0785108
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4288 West Dublin-Granville Road, Dublin, Ohio		43017
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-764-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As a result of the American Jobs Creation Act, on December 16, 2005, the Company adopted an amendment to its Deferred Compensation Plan, effective January 1, 2005. The Deferred Compensation Plan is a non-qualified deferred compensation plan for (i) members of the Board of Directors of the Company who are not employed by the Company or any of its affiliates, (ii) employees of the Company that have the title of "Vice President" or above and (iii) select employees of those affiliates of the Company that have adopted the plan and have been authorized to participate in the plan by the Company. Pursuant to the plan provisions, eligible individuals may elect to defer base salary, annual incentive awards and other compensation approved by the Company. The amendment allows U.S. resident plan participants to terminate participation in the plan, which shall immediately cancel any pending deferral elections and shall trigger taxation and distribution during 2005 of the participant’s total account balance as of the election date in a single lump sum, which, in accordance with provisions of the plan, shall be in cash and/or common stock of the Company, as applicable. A copy of the amendment is attached hereto as Exhibit 4.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 4 - Fourth Amendment to the Wendy's International, Inc. Deferred Compensation Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY'S INTERNATIONAL, INC.

December 20, 2005	By:	Kerrii B. Anderson

Name: Kerrii B. Anderson
Title: Executive Vice President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4	Fourth Amendment to the Wendy's International, Inc. Deferred Compensation Plan